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Exhibit 4.2

AMENDMENT NO. 5 TO FIVE YEAR CREDIT AGREEMENT AND
AMENDMENT NO. 2 TO MULTI-YEAR CREDIT AGREEMENT

        This Amendment No. 5 to Five Year Credit Agreement and Amendment No. 2 to Multi-Year Credit Agreement dated as of August 22, 2002 (this "Amendment") is entered into with reference to (a) the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, Amendment No. 2 dated as of August 28, 2000, Amendment No. 3 dated August 23, 2001 and Amendment No. 4 dated November 5, 2001, the "Five Year Credit Agreement") and (b) the Multi-Year Credit Agreement dated as of August 23, 2001 (as amended by Amendment No.1 to the Multi-Year Credit Agreement dated November 5, 2001, the "Multi-Year Credit Agreement", and together with the Five Year Credit Agreement, the "Credit Agreements"), each among Park Place Entertainment Corporation, the lenders named therein ("Lenders") and Bank of America, N.A., as Administrative Agent. Capitalized terms used in this Amendment and not otherwise defined herein are used with the meanings set forth for those terms in the Five Year Credit Agreement. The Borrower and the Administrative Agent (acting with the consent of the Required Lenders pursuant to Section 9.04 of each of the Credit Agreements) hereby agree to amend the Five Year Credit Agreement and the Multi-Year Credit Agreement as follows:

        1.    Section 5.10—Leverage Ratio.    Section 5.10 of each of the Credit Agreements is hereby amended to read in full as follows (with the added or changed text shown as underscored and in bold for the convenience of the reader):

          "5.10    Leverage Ratio.    The Leverage Ratio will not, as of the last day of any fiscal quarter of the Borrower described in the matrix below, exceed the ratio set forth opposite that fiscal quarter:

Fiscal Quarters Ending	Maximum Ratio
September 30, 2001	4.75:1.00
December 31, 2001 through and including June 30, 2002	5.50:1.00
September 30, 2002	5.25:1.00
December 31, 2002	5.00:1.00
March 31, 2003 and June 30, 2003	4.75:1.00
thereafter	4.50:1.00	."

        2.    Conditions Precedent.    The effectiveness of this Amendment shall be conditioned upon the receipt by the Administrative Agent of:

          (a)  counterparts of this Amendment executed by Borrower; and

          (b)  written consents hereto executed by the Required Lenders of each of the Credit Agreements, substantially in the form of Exhibit A hereto.

        3.    Representations and Warranties.    The Borrower represents and warrants to the Administrative Agent and the Lenders, as of the date of this Amendment, no Default or Event of Default has occurred and remains continuing.

        4.    Confirmation.    In all other respects, the terms of each of the Credit Agreements and the other Loan Documents are hereby confirmed.

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        IN WITNESS WHEREOF, the Borrower and the Administrative Agent have executed this Amendment as of the date first written above by their duly authorized representatives.

PARK PLACE ENTERTAINMENT CORPORATION
By:	/s/ HARRY C. HAGERTY, III
Name:	Harry C. Hagerty, III
Title:	Executive Vice President
BANK OF AMERICA, N.A., as Administrative Agent on behalf of the Required Lenders
By:	/s/ JANICE HAMMOND Janice Hammond, Vice President

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[Exhibit A to Amendment]

CONSENT OF LENDER

        This Consent of Lender is delivered by the undersigned Lender to Bank of America, N.A., as Administrative Agent, with reference to:

          (a)  the Five Year Credit Agreement dated as of December 31, 1998 (as amended by Amendment No. 1 dated as of August 31, 1999, an Amendment No.2 dated as of August 28, 2000, an Amendment No. 3 thereto dated as of August 23, 2001 and an Amendment No. 4 dated as of November 5, 2001, the "Five Year Credit Agreement"); and

          (b)  the Multi-Year Credit Agreement dated as of August 23, 2001 (as amended by Amendment No.1 to the Multi-Year Credit Agreement dated November 5, 2001, the "Multi-Year Credit Agreement" and together with the Five Year Credit Agreement, the "Credit Agreements");

in each case among Park Place Entertainment Corporation, the lenders named therein ("Lenders"), and Bank of America, N.A., as Administrative Agent. Capitalized terms used herein are used with the meanings set forth for those terms in the Five Year Credit Agreement.

        The undersigned is a party to one or more of the Credit Agreements, and hereby consents to the execution and delivery of the proposed Amendment No. 5 to Five Year Credit Agreement and Amendment No. 2 to the Multi-Year Credit Agreement, by the Administrative Agent on behalf of the Lenders, substantially in the form of the drafts presented to the undersigned.

[Name of Lender]
By:

Title:

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  Exhibit 4.2
AMENDMENT NO. 5 TO FIVE YEAR CREDIT AGREEMENT AND AMENDMENT NO. 2 TO MULTI-YEAR CREDIT AGREEMENT
CONSENT OF LENDER